Exhibit 2.2

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

First Amendment to Business Combination Agreement (this “Amendment”), dated as of January 10, 2022, by and among Bright Lights Acquisition Corp., Bright Lights Parent Corp., Mower Intermediate Holdings, Inc., Mower Merger Sub Corp., Mower Merger Sub 2, LLC and Manscaped Holdings, LLC.

WHEREAS, each of the parties hereto have entered into that certain Business Combination Agreement, dated as of November 22, 2021 (the “BCA”); and

WHEREAS, the Parties desire to amend the BCA on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the BCA.

2. AMENDMENTS TO THE BCA.

(a) As of the date of this Amendment, Annex I of the BCA is hereby amended and restated in its entirety, to read as the attached Annex I hereto.

(b) As of the date of this Amendment, Section 2.4(a) of the BCA is hereby amended and restated in its entirety, to read as the below:

Immediately following the Third Effective Time, at the Closing, (a) Intermediate Holdco shall sell, assign, transfer, convey and deliver to the Company all right, title and interest of the Surviving Entity and (b) the Company shall (i) accept from Intermediate Holdco such sale, assignment, transfer, conveyance and delivery of all such right, title and interest in and to the limited liability company units of the Surviving Entity and (ii) in consideration thereof, shall issue, sell, assign, transfer, convey and deliver to Intermediate Holdco an aggregate of 22,244,958 Company LLC Units (together, the “Exchange”).

(c) As of the date of this Amendment, Section 6.3(a) of the BCA is hereby amended and restated in its entirety, to read as the below:

The Company shall act in good faith to deliver to Bright Lights, (i) as soon as reasonably practicable following the date hereof and in any event no later than December 10, 2021, the audited consolidated balance sheets and statements of operations, comprehensive loss, equityholders’ equity and cash flows of the Company and its Subsidiaries as of and for the years ended December 31, 2020 and December 31, 2019, together with the auditor’s reports thereon, which comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant and (ii) if the Registration Statement is not effective by February 15, 2022, as soon as reasonably practicable following such date, the audited consolidated balance sheets and statements of operations, comprehensive loss, equityholders’ equity and cash flows of the Company and its Subsidiaries as of and for the years ended December 31, 2021, together with the auditor’s reports thereon, which comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the items in clause (i) and (ii), the “Updated Financial Statements”); provided, that upon delivery of such Updated Financial Statements, such financial statements shall be deemed Annual Financial Statements for the purposes of this Agreement and the representation and warranties set forth in Section 4.8 shall be deemed to apply to such Annual Financial Statements with the same force and effect as if made as of the date of this Agreement.

3. GENERAL PROVISIONS. Each reference in the BCA to “this Agreement,” “hereof,” “herein” and “hereunder” and words of similar import referring to the BCA shall mean and be a reference to the BCA as amended by this Amendment. Nothing herein shall be deemed to create new rights or obligations not expressly enumerated in this Amendment. Except as expressly amended hereby, each term and provision of the BCA remains in full force and effect. This Amendment may not be amended except by an instrument in writing signed by each of the parties hereto. This Amendment may be executed in one or more counterparts, and any of the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by .pdf, .tif, .gif or similar attachment to electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BRIGHT LIGHTS ACQUISITION CORP.,
a Delaware corporation

By:
Name:
Title:

BRIGHT LIGHTS PARENT CORP.,
a Delaware corporation

By:
Name:
Title:

MOWER INTERMEDIATE HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

MOWER MERGER SUB CORP.,
a Delaware corporation

By:
Name:
Title:

MOWER MERGER SUB 2, LLC,
a Delaware limited liability company

By:
Name:
Title:

MANSCAPED HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title: